                                                                   EXHIBIT 10.2

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of October 4, 1996, by and among InfoMed Holdings, Inc., a Delaware corporation (the "Company"), EGL Holdings, Inc., a Georgia corporation ("EGL"), Mercury Asset Management plc, a United Kingdom limited company ("MAM") on behalf of itself and certain of its discretionary investor clients (the "MAM Clients"), O'Donnell Davis, Inc., a New Jersey corporation ("ODD"), Barrett O'Donnell ("O'Donnell") and certain other holders of the Class A Convertible Preferred Stock of the Company (the "Convertible Preferred Stock") listed on Schedule I hereto (the "Individual Investors").

     All capitalized terms not otherwise defined herein shall have the meaning ascribed them in the Merger Agreement (as hereinafter defined).

     WHEREAS, the Company, EGL, MAM, ODD and certain Individual Investors (collectively, the "ODD Stock Purchase Parties") and Frederick Neufield ("Neufield") entered into that certain InfoMed Holdings, Inc. Stock Purchase Agreement (the "ODD Stock Purchase Agreement"), dated as of March 31, 1994, pursuant to the terms of which ODD purchased from the Company 65,000 shares of Convertible Preferred Stock; and

     WHEREAS, the Company, EGL, MAM, O'Donnell, ODD and certain Individual Investors (collectively, the "EGL Stock Purchase Parties"; and together with the ODD Stock Purchase Parties, the "Stock Purchase Parties") and Neufield entered into that certain InfoMed Holdings, Inc. Stock Purchase Agreement (the "EGL Stock Purchase Agreement"; and together with the ODD Stock Purchase Agreement, the "Stock Purchase Agreements"), dated as of March 31, 1994, pursuant to the terms of which EGL, MAM and the Individual Investors signatory thereto purchased from the Company an aggregate of 100,000 shares of Convertible Preferred Stock; and

     WHEREAS, the Company, EGL, MAM, as representative and on behalf of the MAM Clients, ODD and certain Individual Investors (collectively, the "MAM Stock and Warrant Purchase Parties") entered into that certain InfoMed Holdings, Inc. Stock and Warrant Purchase Agreement (the "MAM Stock and Warrant Purchase Agreement"), dated as of February 24, 1995, pursuant to the terms of which MAM, the MAM Clients and the Individual Investors signatory thereto purchased from the Company (i) 43,500 shares of Convertible Preferred Stock, and (ii) warrants ("Share Warrants") for the right to purchase 435,000 shares of the Company's $0.001 par value common stock (the "InfoMed Common Stock"), exercisable at $0.50 per share; and

     WHEREAS, the Company, EGL, MAM, as representative and on behalf of the MAM Clients, and ODD (collectively, the "ODD Stock and Warrant Purchase Parties"; and together with the MAM Stock and Warrant Purchase Parties, the "Stock and Warrant Purchase Parties") entered into that certain InfoMed Holdings, Inc. Stock and Warrant Purchase Agreement (the "ODD Stock and Warrant Purchase Agreement"; and together with the MAM Stock and Warrant Purchase Agreement, the "Stock and Warrant Purchase Agreements"), dated as of February 24,

1995, pursuant to the terms of which ODD purchased from the Company (i) 10,000 shares of Convertible Preferred Stock, and (ii) Share Warrants for the right to purchase 100,000 shares of the InfoMed Common Stock, exercisable at $0.50 per share; and

     WHEREAS, pursuant to the terms of the Stock Purchase Agreements and the Stock and Warrant Purchase Agreements, the Stock Purchase Parties and the Stock and Warrant Purchase Parties have retained certain rights and obligations under and pursuant to the Stock Purchase Agreements and the Stock and Warrant Purchase Agreements, respectively, including, without limitation: (i) certain obligations to vote their shares for the nominees of purchasers of Convertible Preferred Stock and Share Warrants under the Stock Purchase Agreements and the Stock and Warrant Purchase Agreements; (ii) certain co-sale obligations among the parties to such agreements (excluding the Company); (iii) rights to require the Company to comply with certain covenants contained therein; (iv) preemptive rights to acquire additional InfoMed Common Stock; and (v) rights to require that InfoMed undertake to register under federal and state securities laws resales of securities by some or all of such parties; and

     WHEREAS, pursuant to the terms of the Stock and Warrant Purchase Agreements, it was agreed that the conversion price per share of InfoMed Common Stock at which shares of Convertible Preferred Stock would be converted would be reduced to $2.00; and

     WHEREAS, pursuant to the terms of the Stock and Warrant Purchase Agreements, there was provision made for holders of Convertible Preferred Stock to receive additional shares of Convertible Preferred Stock in lieu of cash dividends, however, the additional shares of Convertible Preferred Stock to which such holders of Convertible Preferred Stock are entitled (as set forth in Schedule II hereto) have not been issued as of the date of this Agreement (the "Dividend Stock"); and

     WHEREAS, the Company has determined that it is in the best interests of the Company to create Infosub, Inc. ("Infosub"), as a wholly-owned subsidiary of the Company, and to merge Infosub (the "Merger") with and into Simione Central Holding, Inc., a Georgia corporation ("SCHI"), with SCHI as the surviving entity of the Merger; and

     WHEREAS, in consideration of the Merger each share of SCHI Common Stock shall be converted into the right to receive 0.22021 shares of InfoMed Common Stock, pursuant to an Agreement and Plan of Merger, dated as of September 5, 1996 (as the same may be amended, the "Merger Agreement"), by and among the Company, SCHI and Infosub; and

     WHEREAS, the Merger Agreement provides that it is a condition to the obligations of SCHI to consummate the Merger that the parties hereto shall have executed and delivered this Agreement and complied with the terms hereof as of the effective time of the Merger as provided in the Merger Agreement (the "Effective Time of the Merger");

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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


     1. Election to Convert. In accordance with Section 5 of the designations of the Convertible Preferred Stock, each of the parties hereto that is the owner of (or who has the right to receive) shares of Convertible Preferred Stock and Dividend Stock (individually, a "Preferred Holder"; and collectively, the "Preferred Holders") hereby irrevocably elects, effective as of the Effective Time of the Merger, to exercise its right to convert all of the shares of Convertible Preferred Stock and Dividend Stock held by such Party into, and does hereby exchange all of such shares of Convertible Preferred Stock and Dividend Stock for, shares of InfoMed Common Stock, on a basis of five (5) shares of InfoMed Common Stock for each such share of Convertible Preferred Stock and Dividend Stock so converted and exchanged, and the Company hereby agrees, in consideration of the surrender of such Convertible Preferred Stock and Dividend Stock and the relinquishment of the other rights of the Preferred Holders as set forth herein, to issue to each such Preferred Holder shares of InfoMed Common Stock on a basis of five (5) shares of InfoMed Common Stock for each share of Convertible Preferred Stock and Dividend Stock so converted and exchanged.

     2. Termination of Stock Purchase Agreements and Stock and Warrant Purchase Agreements.

        (a) Effective as of the Effective Time of the Merger, each of the ODD Stock Purchase Parties hereby terminates all surviving representations, warranties, agreements and covenants under the ODD Stock Purchase Agreement as they relate to such ODD Stock Purchase Party; and, accordingly, all of the surviving representations, warranties, agreements and covenants under the ODD Stock Purchase Agreement are hereby terminated and of no further force or effect.

        (b) Effective as of the Effective Time of the Merger, each of the EGL Stock Purchase Parties hereby terminates all surviving representations, warranties, agreements and covenants under the EGL Stock Purchase Agreement as they relate to such EGL Stock Purchase Party; and, accordingly, each of the surviving representations, warranties, agreements and covenants under the EGL Stock Purchase Agreement are hereby terminated and of no further force or effect.

        (c) Effective as of the Effective Time of the Merger, each of the MAM Stock and Warrant Purchase Parties hereby terminates all surviving representations, warranties, agreements and covenants under the MAM Stock and Warrant Purchase Agreement as they relate to such MAM Stock and Warrant Purchase Party; and, accordingly, all of the surviving representations, warranties, agreements and covenants under the MAM Stock and Warrant Purchase Agreement are hereby terminated and of no further force or effect.

        (d) Effective as of the Effective Time of the Merger, each of the ODD Stock and Warrant Purchase Parties hereby terminates all surviving representations, warranties, agreements and covenants under the ODD Stock and Warrant Purchase Agreement as they relate to such ODD Stock and Warrant Purchase Party; and, accordingly, all of the surviving representations, warranties, agreements and covenants under the ODD Stock and Warrant Purchase Agreement are hereby terminated and of no further force or effect.

     3. Restatement of Share Warrants. The Company and each of the parties hereto who are holders of Share Warrants hereby agree to execute and deliver, prior to the Effective Time, an Amended and Restated Share Warrant substantially in the form of Exhibit A hereto.

     4. Waiver of Claims. Each of the parties hereto unconditionally releases the Company, its subsidiaries and all of its Affiliates (including all of the Company's officers, directors, stockholders, employees, agents, attorneys and representatives) from and against any and all claims, actions or other rights it may have against the Company for acts or omissions of the Company, occurring at any time, arising out of the Stock Purchase Agreements or the Stock and Warrant Purchase Agreements to which such party was a party.

     5. Waiver of Rights. Each of the parties hereby waives any rights it may have with respect to the execution and delivery by the Company of the Merger Agreement and the consummation of the transactions contemplated therein, including, without limitation: (a) any rights relating to preemption under
Section 10.2 of each of the Stock Purchase Agreements, and under each of the Stock and Warrant Purchase Agreements, as such are incorporated by reference in
Section 9(a) thereof; and (b) any rights of approval for the sale of stock or a merger or consolidation under Sections 9.13(a) and (d) of each of the Stock Purchase Agreements, and under each of the Stock and Warrant Purchase Agreements, as such are incorporated by reference in Section 9(a) thereof.

     6. Directors.

        (a) So long as EGL and its Affiliates are the beneficial owners of Company Voting Securities (as defined below) representing 5% or more of the Outstanding Voting Power (as defined below), EGL shall be entitled to designate one person (who shall be reasonably acceptable to the Board of Directors of the Company, it being agreed that Murali Anantharaman is acceptable) to serve as a director of the Company. So long as ODD and its Affiliates are the beneficial owners of Company Voting Securities representing 5% or more of the Outstanding Voting Power, ODD shall be entitled to designate one person (who shall be reasonably acceptable to the Board of Directors of the Company, it being agreed that Barrett C. O'Donnell is acceptable) to serve as a director of the Company. Each of the persons designated by EGL or ODD (each an "Investor"; and collectively the "Investors") pursuant to this Section 6(a) is referred to herein as an "Investor Designee."

        (b) The Company shall use all reasonable efforts to cause the election of the Investor Designees to the Board of Directors of the Company, including taking the following actions: (i) at each annual meeting of Company stockholders during the term of this Agreement at which an Investor Designee's term as a director expires, if the Investor that has designated such Investor Designee is still entitled to designate a person to serve as a director of the Company in accordance with this Agreement, such Investor Designee shall be included in the


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

slate of nominees recommended by the Company's Board of Directors to the stockholders for election as directors, unless either (i) an Investor Designee requests not to be so included in the slate of nominees, in which case such Investor Designee shall not be so included, or (ii) service by an Investor Designee as a director or his nomination for election as a director is violative of applicable law or regulation (and in each such case arising under either clause (i) or (ii), the Investor designating such Investor Designee being provided a reasonable opportunity to designate an alternative person to serve as a director), and (ii) in the event that an Investor Designee is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors of the Company, the Investor that designated such Investor Designee will have the right to designate such person's replacement and the Company agrees to take all reasonable action within its power to cause the election of the substitute Investor Designee to the Board of Directors as soon as practicable following such person's designation. Notwithstanding the provisions of this Section 6, the Company shall not be required to include any Investor Designee in the slate of nominees for a term of office that would extend beyond the term of this Agreement.

        (c) In the event that, any time after an annual meeting of Company stockholders in connection with which an Investor was entitled to designate an Investor Designee, such Investor Designee was elected as directors and such Investor Designee is still serving as a director at such time prior to the next annual meeting of Company stockholders when such Investor shall beneficially own Company Voting Securities representing less than 5% of the Outstanding Voting Power, then, at the request of the Company (provided such Investor at the time of such request still beneficially owns Company Voting Securities representing less than 5% of the Outstanding Voting Power), such Investor shall use all reasonable efforts to cause such Investor Designee to resign as a director.

        (d) So long as an Investor beneficially owns Company Voting Securities representing 5% or more of the Outstanding Voting Power, the Company shall effect all corporate action necessary to appoint such Investor's Investor Designee to the Executive Committee of the Board of Directors (or other committee or group performing similar functions) of the Company.

        (e) As used herein, the following terms shall have the following meanings:

         "Beneficial owner" (and various derivations of such term such as "beneficially owned") shall have the meaning set forth in the regulations of the SEC included in 17 C.F.R. Section 240.13d-3; provided that for purposes of this Agreement, (i) MAM and its Affiliates shall not be deemed to beneficially own Company Voting Securities with respect to which all investment decisions with respect to such Company Voting Securities are made by an independent investment manager or investment advisor (provided, that if MAM or such Affiliate exercises voting power in respect of such Company Voting Securities, MAM or such Affiliate shall be deemed to beneficially own such Company Voting Securities for purposes of Section 7 of this Agreement), and (ii) any option, warrant, right, conversion privilege or arrangement to purchase, acquire or vote Company Voting

    Securities regardless of the time period during or at which it may be exercised and regardless of the consideration paid shall be deemed to give the holder thereof beneficial ownership of the Company Voting Securities to which it relates. Any Company Voting Securities which are subject to such options, warrants, rights, conversion privileges or other arrangements shall be deemed to be outstanding for purposes of computing the percentage of outstanding securities owned by such Person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding securities owned by any other Person.

         "Company Voting Securities" shall mean all classes of capital stock of the Company which are then entitled to vote generally in the election of directors and any securities exchanged or substituted for such classes of capital stock and any securities convertible into or exchangeable or exercisable for (whether or not presently convertible, exchangeable or exercisable) such classes of capital stock. For purposes of determining the amount or percentage of outstanding Company Voting Securities beneficially owned by a Person, and for purposes of calculating the aggregate voting power relating to such Company Voting Securities, securities that are deemed to be outstanding shall be included to the extent provided in the definition of "beneficial owner."

         "Outstanding Voting Power" shall mean total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all Company Voting Securities then outstanding were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than Company Common Stock) or upon the happening of a contingency.

     7. Voting of Company Voting Securities. Notwithstanding any other provision of this Agreement, each Investor shall effect such action as may be necessary to ensure that:

    (a) subject to the receipt of proper notice and the absence of a preliminary or permanent injunction or other final order of any United Stated Federal or state court barring such action, the Investor and its Affiliates are, as shareholders, present in person or represented by proxy at all shareholder meetings of the Company so that all shares of Company Voting Securities of which Investor or any of its Affiliates beneficially own are voted and deemed to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all Company Voting Securities so beneficially owned may be counted for the purpose of determining the presence of a quorum at such meetings; and

    (b) all Company Voting Securities that are beneficially owned by the Investor or any of its Affiliates as of the appropriate record date are voted: (x) in favor of all of the nominees to the Board of Directors of the Company as approved by the Board of Directors (and shall not exercise any available cumulative voting rights), provided the Company has included among such nominees any Investor Designee that the Investor is entitled to designate pursuant to Section 6; and (y) on all other matters to be voted upon by the holders of Company Voting Securities or any class or series thereof in the same proportion as the votes cast by the other holders of Company Voting Securities with respect to such matter (it being agreed that it shall be sufficient for the Investor and its Affiliates to file with the Inspectors of Election for such meeting of shareholders, prior to the closing of the polls, a ballot stating that such Company Voting Securities are intended to be voted in the same proportion as the votes cast by the other holders of Company Voting Securities with respect to such matter), except that (i) the Investor and such Affiliates may, in their sole discretion, vote or cause to be voted all or a greater proportion of such Company Voting Securities in favor of any matter contemplated by this clause (y) that is recommended favorably by the Board of Directors of the Company and (ii) the Investor and its Affiliates may, in their sole discretion, vote any or all of their Company Voting Securities in their sole discretion on any amendment to the Certificate of Incorporation or Bylaws (other than a proposal only to increase the number of authorized shares of Company Common Stock), disposition of the Company (by way of merger, disposition of assets or otherwise), liquidation, dissolution or any other action contemplated by this clause (y) that is materially adverse to the Investor or such Affiliates.

    8. General Restrictions. Neither any Investor nor any of its Affiliates shall, directly or indirectly: (i) make or participate in the making of any public announcement with respect to, or submit or participate in the submission of a proposal for, or offer of, any proposal relating to (a) the entry by the Company into any agreement relating to (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, (b) the acquisition by any Person of Company Voting Securities representing 50% or more of the Outstanding Voting Power, or (c) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, excluding directors whose election or nomination for election by the shareholders of the Company during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period (collectively, each event in clauses
(a), (b) and (c) of this clause (i) being referred to as a "Control Event");
(ii) initiate the solicitation of or solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Rule 14a-11 under the 1934 Act) with respect to any Company Voting Securities in opposition to the recommendation of the Board of Directors of the Company with respect to any matter; (iii) initiate or institute, or participate in the initiation or institution of, any shareholder vote (whether pursuant to Rule 14a-8 of the 1934 Act or otherwise) with respect to any matter which is not required by the Company's Certificate of Incorporation or Bylaws, the rules of any national securities exchange or automated quotations system on which Company Voting Securities are then traded, or by any similar laws or rules to be submitted to the Company's shareholders; (iv) initiate or institute, or participate in the initiation or institution of any legal, regulatory or administrative action or proceeding in any court of competent jurisdiction or appropriate regulatory or administrative body or agency with respect to the Company or any of its directors, officers, employees, accountants, legal counsel or other advisors, which action or proceeding in any way contests, or otherwise seeks to void, the validity of, or the enforceability of any provision of this Agreement; or (v) join or become a part of any partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other Person, for the purpose of voting Company Voting Securities on matters set forth in clause (ii) of Section 7(b) of this Agreement, except as a member of a group consisting solely of the Investor and its Subsidiaries with respect to actions specifically required or permitted by Section 7 of this Agreement or this Section 8.

     9. Stock Legends. The following legend shall be placed upon all certificates for shares of the Company Voting Securities held by each Investor, which legend will remain thereon as long as such Company Voting Securities are subject to the restrictions contained in Sections 6, 7 and 8 this Agreement:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT, DATED AS OF OCTOBER 4, 1996, AMONG INFOMED HOLDINGS, INC. AND VARIOUS STOCKHOLDERS THEREOF. A COPY OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF INFOMED HOLDINGS, INC. INFOMED HOLDINGS, INC. WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE RIGHTS, TERMS AND CONDITIONS OF SUCH AGREEMENT."

Certificates representing Company Voting Securities acquired subsequent to the date of this Agreement by an Investor shall be promptly surrendered to the Company for placement thereon of the foregoing legend. The Company may enter a stop transfer order with the transfer agent or agents of Company Voting Securities against the transfer of Company Voting Securities except in compliance with the requirements of this Agreement. The Company agrees to remove promptly any stop transfer order with respect to, and issue promptly unlegended certificates in substitution for, certificates for the Company Voting Securities that are no longer subject to the restrictions contained in this Agreement.

     10. Term of Agreement. Except as otherwise expressly provided in this Agreement, the respective rights and obligations of the parties under Sections 6, 7 and 8 of this Agreement shall arise from and after the Effective Time of the Merger and continue in full force and effect through the second anniversary of the Effective Time of the Merger.

     11. Remedies. The parties recognize and hereby acknowledge that it may be difficult to accurately measure the amount of damages that would result to a party by reason of a failure of the other Party to perform any of the obligations imposed on it by this Agreement. The parties accordingly agree that each such Party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the

United States or any state having jurisdiction, in addition to any other remedies to which such party may be entitled at law or in equity in accordance with this Agreement.

     12. Amendments. This Agreement may be amended by a subsequent writing signed by all Parties materially affected thereby upon the approval of each of such parties.

     13. Counterparts. This Agreement may be executed in two or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

     14. Successors and Assigns. All terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by any successor to an Investor and any successor to the Company.

     15. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     16. Entire Agreement. This Agreement constitutes the entire understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the parties with respect to such subject matter.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (or the jurisdiction of incorporation of any successor to the Company), without regard for any principles of conflicts of laws thereof.


                           [Signatures on Next Page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     INFOMED HOLDINGS, INC.



                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------



                                     --------------------------------------
                                     BARRETT O'DONNELL


                                     O'DONNELL DAVIS, INC.


                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------


                                     EGL HOLDINGS, INC.


                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------


                                     MERCURY ASSET MANAGEMENT PLC


                                     By:
                                        -----------------------------------
                                     Title:
                                           --------------------------------


                                     INDIVIDUAL INVESTORS



                                     --------------------------------------
                                     David O. Ellis, as attorney-in-fact
                                     for the Individual Investors

                                   SCHEDULE I

                          List of Individual Investors

                                   EXHIBIT A

                       AMENDED AND RESTATED SHARE WARRANT